EXHIBIT 21

HUMANA INC.

SUBSIDIARY LIST

DELAWARE

1.	Advanced Care Partners, Inc.
2.	Availity, L.L.C. (Ownership is 40% by HUM-e-FL, Inc. and 60% by Navigy, Inc., an unaffiliated entity; however, voting rights are 50/50.)
3.	Emphesys, Inc.—Doing Business As:
a.	Texas-Emphesys, Inc. (TX)
4.	Health Value Management, Inc.—Doing Business As:
a.	ChoiceCare Network
b.	Health Value Management Network (NH)
c.	National Transplant Network
5.	Humana Inc.—Doing Business As:
a.	H.A.C. Inc. (KY)
b.	Humana of Delaware, Inc. (CO)
6.	Humana Military 2/5, Inc.
7.	Humana Military Healthcare Services, Inc.—Doing Business As:
a.	Humana Military Health Services, Inc. (IL)
8.	Humana Pharmacy, Inc.
9.	HumanaDental, Inc.

FLORIDA

1.	HUM-e-FL, Inc.
2.	Humana Health Insurance Company of Florida, Inc.
3.	Humana Medical Plan, Inc.—Doing Business As:
a.	Coastal Pediatrics—Daytona
b.	Coastal Pediatrics—Port Orange
c.	Coastal Pediatric—Ormond
d.	Flagler Family Practice
e.	Florida Dermatology Center
f.	Humana Family Health Plan
g.	Humana Medical Plan—West Palm Beach
h.	Internal Medicine of Daytona
i.	Orange Park Family Health Care
j.	Suncoast Medical Associates

GEORGIA

1.	Humana Employers Health Plan of Georgia, Inc.

ILLINOIS

1.	Humana Health Direct, Inc
2.	INFOCUS Technology, Inc.
3.	The Dental Concern, Ltd.—Doing Business As:
a.	TDC (MO)

KENTUCKY

1.	Humana Health Plan, Inc.—Doing Business As:
a.	Humana Health Care Plans of Indiana (IN)
2.	Humana Insurance Company of Kentucky
3.	Humana MarketPOINT, Inc.
4.	Humco, Inc.
5.	The Dental Concern, Inc.—Doing Business As:
a.	The Dental Concern/KY, Inc. (IN)
b.	The Dental Concern/KY, Inc. (MO)

OHIO

1.	Humana Health Plan of Ohio, Inc.—Doing Business As:
a.	ChoiceCare/Humana (IL, IN, KY, OH)
b.	Humana/ChoiceCare (IL, IN, KY, OH)

PUERTO RICO

1.	Healthcare E-Commerce Initiative, Inc. (Joint Venture)
2.	Humana Health Plans of Puerto Rico, Inc.
3.	Humana Insurance of Puerto Rico, Inc.

TEXAS

1.	Emphesys Insurance Company
2.	Humana Health Plan of Texas, Inc.—Doing Business As:
a.	Humana Health Plan of San Antonio
b.	Humana Regional Service Center
c.	Lincoln Heights Medical Center
d.	MedCentre Plaza Health Center
e.	Wurzbach Family Medical Center

VERMONT

1.	Managed Care Indemnity, Inc.—Doing Business As:
a.	Witherspoon Parking Garage (KY)

WISCONSIN

1.	CareNetwork, Inc.—Doing Business As:
a.	CARENETWORK
2.	Humana Insurance Company
3.	Humana Wisconsin Health Organization Insurance Corporation—Doing Business As:
a.	WHOIC
b.	WHO
4.	HumanaDental Insurance Company
5.	Independent Care Health Plan (Ownership is 50% by CareNetwork, Inc. and 50% by New Health Services, Inc., an unaffiliated entity.)